SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549




                               FORM 8-K




Pursuant to Section 12 or 15 (d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event report) April 4, 1996


                   PACIFIC GATEWAY PROPERTIES, INC.

        (Exact name of registrant as specified in its charter)


          NEW YORK             1-8692             04-2816560

(State or other jurisdiction of  (Commission      (IRS Employer
incorporation                  File Number)       Identification No.)




ONE RINCON CENTER, 101 SPEAR STREET, SUITE 215, SAN FRANCISCO, CA 94105

(Address of principal executive offices)                         (Zip Code)




Registrant's telephone number, including are code  (415)543-8600




                            Not Applicable

        (Former name or former address and former fiscal year,
                     if changed since last report)



                            Not Applicable

     (Former name or former address, if changed since last report)

Item 2.  Disposition of Asset.

     On April 4, 1996, the Registrant's 100% interest in Village Commons Shopping Center was sold by the Registrant for $19,300,000 pursuant to a Purchase and Sale Agreement dated March 18, 1996.

     After selling costs of approximately $210,000 and payoff of the underlying mortgage of $15,234,000, the Registrant realized pre-tax net proceeds of approximately $3,856,000 from the sale. The sale of the shopping center will result in a gain of approximately $10,900,000 and income taxes of approximately $4,459,000 for financial reporting purposes in the second quarter of 1996.

     The foregoing is only a summary of certain principal terms and conditions of the Redemption and Purchase Agreements. A copy of the Redemption and Purchase Agreements is filed as an Exhibit to this Current Report on Form 8-K and incorporated herein by this reference. The foregoing description is subject in all respects to the terms and conditions of such Exhibits.


Item 7. Financial Statements and Exhibits.

        (b) Pro Forma Financial Information (Unaudited)

              Consolidated Balance Sheet as of December 31, 1995.
              Consolidated Statement of Income for the twelve months ended December 31, 1995.

            Exhibits

   1.1  Press Release Dated March 25, 1995

   1.2  Press Release Dated April 12, 1996

   1.3  Purchase and Sale Agreement dated March 18,1996 between
        Registrant and Metropolitan Life Company.

   Exhibit 1.3 being filed in paper pursuant to reg. 201st









ITEM 7 (b)

The following unaudited pro forma financial information has been prepared to reflect the April 4, 1996 sale of the Village Commons Shopping Center (Village Commons) as if (I) the sale had occurred as of December 31, 1995 for pro forma consolidated balance sheet purposes and (ii) the sale had occurred as of January 1, 1995 for pro forma consolidated statement of income (loss) purposes. In the opinion of management, the pro forma financial information provides for all adjustments necessary to reflect the pro forma effects of the Village Common sale.

                   PACIFIC GATEWAY PROPERTIES, INC.
                       CONSOLIDATED BALANCE SHEET
                 (In Thousands, Except Share Amounts)
                                                               Sale of
                                         As of                 Village      Pro Forma As Of
ASSETS                                   December 31,1995      Commons      December 31, 1995

Cash and short-term investments          $  176                $ 3,358 (1)  $ 3,534
Cash restricted for capital improvements    241                     --          241
Accounts receivable, prepaid taxes and
other current assets                      1,043                     --        1,043
Investment and hotel properties:
 Land                                     5,481                     --        5,481
 Buildings                               31,847                     --       31,847
 Other deferred costs                     8,350                     --        8,350
Subtotal investment and hotel properties 45,678                              45,678
Less-accumulated depreciation
   and write-down to net realizable
   value                                (12,106)                    --       12,106
Investment and hotel properties, net     33,572                     --       33,572
   Properties held for sale, net of
   accumulated depreciation of $8,776
   at December 31, 1995                  22,230                (7,900) (2)   14,330
Equity investment in and loans to RCA,
    net
Deferred tax asset, notes receivable
   and other assets                       7,056                (4,459) (4)    2,597
Capitalized loan costs and lease
commissions, net of  accumulated
depreciation of $2,731 and $2,267
at December 31, 1995 and 1994,
respectively                              1,569                   (273) (2)   1,296
       Total assets                    $ 65,887            $    (9,274)      $56,613

LIABILITIES AND STOCKHOLDERS' DEFICIT
Accounts payable                       $   1,293           $       (511) (3) $    782
Accrued liabilities                        1,488                     --         1,488
Debt related to corporate, investment
  and hotel properties                    58,838                (15,250) (1)   43,588
Other debt related to equity investment
   in RCA                                  2,940                     --         2,940
Deferred tax liability                    10,514                     --        10,514
        Total liabilities                 75,073                (15,761)       59,312
Stockholders' deficit
Total stockholders' deficit               (9,186)                 6,487 (5)    (2,699)
  Total liabilities and stockholders'
    deficit                              $65,887           $    ( 9,274)      $56,613

1.  Pro Forma cash proceeds from the Village Commons sale reflect pre tax sales proceeds of $3,856,000
     (gross proceeds of $19,300,000, less selling and other costs of $210,000 offset by paydown of the
     December 31, 1995 debt collateralized by Village Commons of $15,234,000) less approximately $498,000 in property taxes, assessments and other taxes.
2.  Elimination of the net capitalized costs related to Village Commons comprising land, building and furniture, fixtures and equipment of $8,600,000 and accumulated depreciation of $700,000, together with other defined costs related to Village Commons of $273,000.
3.  Elimination of security deposits and other liabilities assumed by the buyer.
4.  Estimated reduction in deferred tax asset for the estimated income taxes as a result of the sale.
5.  Includes the gain on the sale of the property




ITEM 7 (b)


                   PACIFIC GATEWAY PROPERTIES, INC.
                CONSOLIDATED STATEMENT OF INCOME (LOSS)
               (In Thousands, Except Per Share Amounts)
                                    For the                Sale of       Pro Forma
                                    Year Ended             Village       Year Ended
Investment Properties:              December 31,1995       Commons       Dec 31, 1995

  Rental revenues                           $12,200        $ 2,661  (1)  $    9,539
  Operating expenses                         (5,517)        (1,080) (1)      (4,437)
  Interest expense                           (3,355)        (1,120) (2)      (2,235)
      Depreciation and amortization          (2,581)         ( 182) (3)      (2,399)
  Investment properties income                  747            279              468
Hotel Income                                  1,158             --            1,158
Equity in partnership losses                 (4,090)            --           (4,090)
General and administrative expenses          (1,476)            --           (1,476)
Interest and fee expense for debt related
  to equity investment in RCA                 (340)             --        (340)
Interest income                                  16             --          16
Other expense                                  (31)             --         (31)
Loss before reserves, income taxes and
    extraordinary items                     (4,016)            279      (4,295)
Provision for net realizable value reserve    (540)            --         (540)
Income (loss) before extraordinary gain and
   income taxes                             (4,556)            279      (4,835)
Income tax benefit                           1,883              --       1,883
Income (loss) before extraordinary gain and
    gain on sale                            (2,673)            279      (2,952)

Income (loss) before extraordinary items
   and gain on sale, per share, primary   $  (0.60)       $    .07    $  (0.67)

Income (loss) before extraordinary items
   and gain on sale, per share,
    fully diluted                         $      (0.60)   $    0.07   $   (0.67)

Weighted average common shares outstanding--
Primary and fully diluted                       4,124                       4,124

1.  Elimination of operating activity due to sale of property
2.  Elimination of interest expense associated with debt collateralized by the property
3.  Elimination of operating amortization and depreciation expense associated with the property
4.  The pro forma consolidated statement of income reflects the sale of Village Commons
          Shopping Center as if such transaction had occurred on January 1, 1995.  In connection with such pro forma  sale, the Registrant would have recorded a pro forma gain on January 1, 1995, as follows:

                                                                    Sales Proceeds                           $19,300
                                                                    Less: Basis of property                   (8,215)
                                                                    Less: Other costs of sale                   (210)
                                                                    Gain on sale, net                        $10,875

                                                Provision for income taxes                 ($ 4,459)








                               SIGNATURES



   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.



   Dated:                 April 19, 1996


                     PACIFIC GATEWAY PROPERTIES, INC.
                           (Registrant)





                          Raymond V. Marino

                           Raymond V. Marino
                           President and Chief Executive Officer




                           Gary W. Furney

                           Gary W.Furney
                           Vice President and Controller
                           (Principal Financial and Accounting Officer)






















1.1








NEWS RELEASE


FOR RELEASE: MARCH 25, 1996



                  PACIFIC GATEWAY PROPERTIES ANNOUNCES
         ENTERING INTO CONTRACT TO SELL FLORIDA SHOPPING CENTER
                            FOR $19.3 MILLION



SAN FRANCISCO,CALIFORNIA ...Pacific Gateway Properties (PGP-AMEX) announced today that it has entered into a contract with an unrelated third party to sell its 170,000 square foot Florida shopping center for $19.3 million. The sale of the shopping center and anticipated completion of the sale of the Radisson Hotel in Tucson, Arizona will complete the disposition of the PGP's non-office properties. In addition, these sales further consolidate PGP's real estate investment holdings primarily in the western U.S. After taxes and debt repayment PGP will receive approximately $2 million in net proceeds from the sale of the shopping center. PGP anticipates that it will use the net proceeds from the sale of the shopping center to increase cash reserves, and fund future leasing capital improvements, and possible new acquisitions.




FOR MORE INFORMATION CONTACT: RAYMOND MARINO, PRESIDENT & CEO.















1.2







NEWS RELEASE

FOR RELEASE: April 12, 1996




                       PACIFIC GATEWAY PROPERTIES
               COMPLETES SALE OF FLORIDA SHOPPING CENTER
                            FOR $19.3 MILLION



SAN FRANCISCO, CALIFORNIA ....Pacific Gateway Properties (PGP-AMEX) announced today that it completed the sale of its 170,000 square foot West Palm Beach, Florida, shopping center for $19.3 million to Metropolitan Life Insurance Company. The sale of the shopping center will result in a gain of approximately $10.9 million for financial reporting purposes in the second quarter of 1996. PGP will receive approximately $3.86 million in pre-tax net proceeds from the sale. PGP anticipates that it will use the after tax net proceeds from the sale of the shopping center to increase cash reserves, and fund future leasing and capital improvement costs.

The sale of the shopping center and anticipated completion of the sale of the Radisson Hotel in Tucson, Arizona will complete the disposition of the PGP's non-office properties. In addition, these sales further consolidate PGP's real estate investment holdings primarily in the western U.S.



FOR MORE INFORMATION CONTACT: RAYMOND MARINO, PRESIDENT & CEO.